Exhibit 99.1

For Immediate Release

Derek Fiebig

Director, Investor & External Relations

(248) 675-6457

fiebig.derek@towerautomotive.com

Tower International Posts Third Quarter 2010 Adjusted EBITDA of $39.1 million

LIVONIA, Mich., Nov. 11, 2010 – Tower International, Inc. [NYSE: TOWR], a leading integrated global manufacturer of engineered structural metal components and assemblies, today announced its third quarter 2010 results.

•

Adjusted EBITDA of $39.1 million for the quarter compared with $45.9 million in the third quarter of 2009. This decline was consistent with the guidance provided in the company’s S-1 filing prior to the investor roadshow. Third quarter 2009 results were unusually strong because of non-recurring benefits totaling about $9 million related to recoveries for customer-funded tooling, worker’s compensation, and below-normal bonus expense.

•	Net loss of $13.0 million for the quarter compared with a net loss of $9.9 million in the third quarter of 2009.

•	Revenue for the quarter was $475 million, compared with $436 million in the third quarter 2009.

•	Select other third quarter 2010 and recent highlights included:

–	In October, Tower International was the first auto supplier since 2005 to successfully complete an IPO in the U.S. Net proceeds of $77 million are being used to reduce debt, strengthening Tower’s balance sheet.

–	In August, Tower completed a debt re-financing that extended the maturity for the major portion of its scheduled debt repayment to 2017.

–	Nick Chabraja, recently retired and highly accomplished Chairman and CEO of General Dynamics, joined Tower as Chairman of the Board.

•

For the first nine months of 2010, Tower earned Adjusted EBITDA of $141.5 million, up $54.6 million or 63 percent from the same period a year ago. Revenue was $1.5 billion, up 28 percent. Net loss of $15.6 million compared to net loss of $49.0 million for first nine months of 2009.

•	For full year 2010, Tower expects to earn Adjusted EBITDA of $180-$183 million and to generate positive free cash flow from automotive operations.

“It speaks volumes for the dedicated teamwork and engagement of our more than 7,000 colleagues worldwide that Tower was able to complete the first auto supplier IPO in the U.S. since 2005,” said Tower President and CEO Mark Malcolm. “Looking forward, we remain intensely focused on satisfying our customers, delivering solid and predictable results, and profitably growing our business over time.”

Tower to Host Third Quarter Conference Call Today at 11 a.m. EST

Tower will discuss its third quarter results in a conference call at 11 a.m. EST today. Participants may listen to the audio portion of the conference call either through a live audio webcast on the company’s website or by telephone. The slide presentation and webcast can be accessed via the investor relations portion of Tower’s website www.towerinternational.com. To dial into the conference call, domestic callers should dial 1-866-393-4576, international callers should dial 1-706-679-1462. An audio recording of the call will be available approximately two hours after the completion of the call. To access this recording, please dial 1-800-642-1687 (domestic) or 1-706-645-9291 (international) and reference Conference I.D. # 22021967. A webcast replay will also be available and may be accessed via Tower’s website.

Non-GAAP Financial Measures

This press release includes the following financial measures neither of which is a measure of performance defined in accordance with U.S. GAAP (“GAAP”): “Adjusted EBITDA” and “free cash flow.” We define Adjusted EBITDA as net income / (loss) before interest, taxes, depreciation, amortization, restructuring items and other adjustments described in the reconciliations provided in this press release. Free cash flow is defined as cash provided by operating activities less cash disbursed for purchases of property, plant and equipment. We use Adjusted EBITDA and free cash flow as supplements to our GAAP results in evaluating our business and they are included in this press release because they are two of the principal factors upon which our management assesses performance. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are set forth below. Given the inherent uncertainty regarding special items and other expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements and Risk Factors

This press release contains statements which constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding expected 2010 full year Adjusted EBITDA and free cash flow, capacity expansions in certain markets and future goals relating to the satisfaction of customers, the delivery of solid and predictable results and profitable growth. The forward-looking statements can be identified by the words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” “target,” and other similar expressions. Forward-looking statements are made as of the date of this press release and are based upon management’s current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance. The following important factors, could affect (and in some cases have affected) our actual results and could cause such results to differ materially from estimates or expectations reflected in such forward-looking statements:

•	automobile production volumes;

•	the financial condition of our customers and suppliers;

•	our ability to make scheduled payments on our indebtedness and comply with the covenants and restrictions contained in the instruments governing our indebtedness;

•	our ability to refinance our indebtedness;

•	our ability to generate non-automotive revenues;

•	our dependence on our largest customers;

•	significant recalls experienced by our customers;

•	pricing pressure from our customers;

•	work stoppages or other labor issues affecting us or our customers or suppliers;

•	risks associated with our non-U.S. operations, including foreign exchange risks and economic uncertainty;

•	costs or liabilities relating to environmental and safety regulations; and

•	any increase in the expense and funding requirements of our pension and other postretirement benefits.

We do not assume any obligation to update or revise the forward-looking statements contained in this press release.

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts - unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues	$474,640	$435,562	$1,455,451	$1,133,411
Cost of sales	429,762	395,551	1,301,810	1,077,433

Gross profit	44,878	40,011	153,641	55,978
Selling, general and administrative expenses	38,127	30,056	103,088	83,317
Amortization expense	844	720	2,385	2,033
Restructuring and asset impairment charges, net	321	2,078	5,007	933

Operating income / (loss)	5,586	7,157	43,161	(30,305)
Interest expense	20,600	13,371	48,425	41,186
Interest income	291	111	860	682
Other (income) / loss, net	—	(1,212)	—	(33,661)

Loss before provision for income taxes	(14,723)	(4,891)	(4,404)	(37,148)
Provision / (benefit) for income taxes	(3,737)	2,497	4,625	5,292

Net loss	(10,986)	(7,388)	(9,029)	(42,440)
Less: Net income attributable to the noncontrolling interests	2,015	2,537	6,543	6,520

Net loss attributable to Tower Automotive, LLC	$(13,001)	$(9,925)	$(15,572)	$(48,960)

Less: Preferred unit dividends	$(2,058)	$(4,036)	$(10,707)	$(11,887)

Loss available to common stockholders	$(15,059)	$(13,961)	$(26,279)	$(60,847)

Weighted average basic and diluted units outstanding	12,467,866	12,467,866	12,467,866	12,467,866

Basic and diluted income / (loss) per share attributable to Tower Automotive, LLC:
Loss per share	$(1.21)	$(1.12)	$(2.11)	$(4.88)

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands - unaudited)

	September 30, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$114,979	$149,802
Accounts receivable, net of allowance of $2,118 and $2,439	345,728	290,098
Inventories	73,780	62,611
Deferred tax asset-current	4,645	4,762
Assets held for sale	8,180	6,008
Prepaid tooling and other	77,448	60,139

Total current assets	624,760	573,420

Property, plant and equipment, net	613,027	640,148
Goodwill	67,476	70,565
Deferred tax asset-non-current	24,682	15,009
Other assets, net	39,863	35,279

Total assets	$1,369,808	$1,334,421

LIABILITIES AND MEMBERS’ EQUITY / (DEFICIT)
Current maturities of long-term debt and capital lease obligations	$128,835	$137,499
Current maturities of long-term debt with affiliate	—	4,132
Accounts payable	364,876	333,773
Accrued liabilities	127,260	127,823

Total current liabilities	620,971	603,227

Long-term debt, net of current maturities	497,478	112,602
Long-term debt with affiliate, net of current maturities	—	399,776
Obligations under capital leases, net of current maturities	16,634	15,544
Deferred tax liability-non-current	14,161	13,917
Pension liability	73,164	78,730
Other non-current liabilities	85,309	86,869

Total non-current liabilities	686,746	707,438

Total liabilities	1,307,717	1,310,665

Commitments and contingencies

Redeemable preferred units	—	170,915

Members’ equity / (deficit):
Tower Automotive, LLC’s members’ equity / (deficit)
Common units, 8,500 units authorized and outstanding	—	12,595
Capital units, 10,000 units authorized and outstanding	219,379	—
Accumulated deficit	(171,234)	(144,955)
Accumulated other comprehensive loss	(27,756)	(54,363)

Total Tower Automotive, LLC’s members’ equity / (deficit)	20,389	(186,723)

Noncontrolling interests in subsidiaries	41,702	39,564

Total members’ equity / (deficit)	62,091	(147,159)

Total liabilities and members’ equity / (deficit)	$1,369,808	$1,334,421

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands - unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
OPERATING ACTIVITIES:
Net loss	$(10,986)	$(7,388)	$(9,029)	$(42,440)
Adjustments required to reconcile net loss to net cash provided by / (used in) operating activities:
Deferred income tax provision	(9,058)	—	(9,058)	—
Depreciation and amortization	27,536	36,330	86,242	115,769
Gain from debt repurchase / letter of credit reduction	—	(1,212)	—	(33,661)
Pension expense, net of contributions	(2,910)	(2,034)	(5,556)	(3,037)
Amortization of pension loss	349	375	1,147	1,461
Change in working capital and other operating items	(601)	(12,224)	(32,346)	(40,820)

Net cash provided by / (used in) operating activities	$4,330	$13,847	$31,400	$(2,728)

INVESTING ACTIVITIES:
Cash disbursed for purchases of property, plant and equipment, net	$(15,840)	$(14,970)	$(55,936)	$(60,588)
Net assets acquired, net of cash acquired	—	—	(16,687)	—

Net cash used in investing activities	$(15,840)	$(14,970)	$(72,623)	$(60,588)

FINANCING ACTIVITIES:
Proceeds from letter of credit reduction	$—	$1,250	$—	$13,250
Repayments of term debt	(1,144)	(1,202)	(3,484)	(15,176)
Repayment of first lien term loan	(414,172)	—	(414,172)	—
Preferred unit dividends	—	—	(95)	(388)
Noncontrolling interest dividends	(5,257)	(2,887)	(5,257)	(4,866)
Issuance of senior secured notes	417,203	—	417,203	—
Proceeds from borrowings	111,899	80,697	388,256	336,803
Repayments of borrowings	(124,781)	(104,437)	(362,393)	(286,439)
Financing costs	(7,808)	(37)	(7,808)	(1,488)
Costs associated with initial public offering	(2,530)	—	(2,530)	—

Net cash provided by financing activities	$(26,590)	$(26,616)	$9,720	$41,696

Effect of exchange rate changes on cash and cash equivalents	$3,459	$4,314	$(3,320)	$6,778

NET CHANGE IN CASH AND CASH EQUIVALENTS	$(34,641)	$(23,425)	$(34,823)	$(14,842)

CASH AND CASH EQUIVALENTS:
Beginning of period	$149,620	$135,403	$149,802	$126,820

End of period	$114,979	$111,978	$114,979	$111,978

Supplemental Cash Flow Information:
Interest paid, net of amounts capitalized			$37,829	$38,933
Income taxes paid			9,661	9,782
Non-cash Activities:
Capital expenditures in accounts payable for purchases of property, plant and equipment			$19,967	$24,836
Cumulative preferred stock units accrued			10,612	11,530
Contribution of indebtedness			25,000	—

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA AND NON-GAAP FINANCIAL MEASURE RECONCILIATIONS

(Amounts in thousands - unaudited)

	Three Months Ended September 30,
	2010		2009
Segment Data	Revenues	Adjusted EBITDA	Revenues	Adjusted EBITDA

International	$263,004	$22,594	$253,500	$26,534
Americas	211,636	16,126	182,062	19,332

Consolidated	$474,640	$38,720	$435,562	$45,866

	Nine Months Ended September 30,
	2010		2009
	Revenues	Adjusted EBITDA	Revenues	Adjusted EBITDA

International	$821,587	$633,864	$691,721	$441,690
Americas	88,454	53,051	72,530	14,382

Consolidated	$910,041	$686,915	$764,251	$456,072

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted EBITDA reconciliation	2010	2009	2010	2009

Adjusted EBITDA	$39,080	$45,866	$141,505	$86,912
Restructuring	(321)	(2,078)	(5,007)	(933)
Depreciation and amortization	(27,535)	(36,331)	(86,241)	(115,770)
Receivable factoring charges and other	(86)	(300)	(358)	(514)
Acquisition costs	—	—	(679)	—
Expense related to the compensation programs	(5,552)	—	(6,059)	—
Interest expense, net	(20,309)	(13,260)	(47,565)	(40,504)
Other income, net	—	1,212	—	33,661
(Provision) / benefit for income taxes	3,737	(2,497)	(4,625)	(5,292)
Net income attributable to noncontrolling interest	(2,015)	(2,537)	(6,543)	(6,520)

Net loss attributable to Tower Automotive, LLC	$(13,001)	$(9,925)	$(15,572)	$(48,960)

Free cash flow reconciliation		Year Ended December 31, 2009	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010

Net cash provided by operating activities		$48,874	$4,330	$31,400
Cash disbursed for purchases of PP&E, net		(85,995)	(15,840)	(55,936)

Free cash flow		$(37,121)	$(11,510)	$(24,536)